Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS FIRST QUARTER FINANCIAL RESULTS

Richmond, Va., April 25, 2023 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $32.7 million and basic and diluted earnings per common share of $0.44 for the first quarter of 2023.

Excluding a pre-tax loss on the sale of securities of $13.4 million due to the sale of available for sale (“AFS”) securities and a $5.0 million legal reserve associated with an ongoing regulatory matter we previously disclosed, the Company reported for the quarter ended March 31, 2023, adjusted operating earnings available to common shareholders(1) of $47.2 million and adjusted diluted operating earnings per common share(1) of $0.63.

On January 18, 2023, February 9, 2023, and March 6th through the 9th of 2023, the Company executed a balance sheet repositioning strategy and sold AFS securities with a total book value of $505.7 million at a pre-tax loss of $13.4 million and used the net proceeds to reduce existing high costing Federal Home Loan Bank borrowings. The deleverage strategy provides the Company with improved liquidity, enhanced tangible common equity, and additional run rate earnings. The Company estimates the loss will be earned back in approximately two years.

“Atlantic Union’s business model has stood the test of time over our 121-year history,” said John C. Asbury, president and chief executive officer of Atlantic Union. “Our franchise remains strong even in these uncertain times as we are a diversified, traditional, full-service bank that delivers the products and services of a larger bank with the local decision making, responsiveness and client service orientation to positively set us apart from other banks, both larger and smaller. We also believe that our stable deposit base remains a particular strength of our franchise.”

“Operating under the mantra of soundness, profitability and growth – in that order of priority - Atlantic Union remains committed to generating sustainable, profitable growth and building long term value for our shareholders.”

NET INTEREST INCOME

For the first quarter of 2023, net interest income was $153.4 million, a decrease of $10.4 million from $163.8 million in the fourth quarter of 2022. Net interest income (FTE)(1) was $157.2 million in the first quarter of 2023, a decrease of $10.7 million from the fourth quarter of 2022. The decreases in net interest income and net interest income (FTE)(1) were primarily driven by the lower day count in the quarter, higher deposit and borrowing costs due to increases in market interest rates, as well as changes in the deposit mix as depositors migrated to higher costing interest bearing deposit accounts. These decreases were partially offset by an increase in loan yields due primarily to variable rate loans repricing as short-term interest rates increased and an increase in average loans. Our net interest margin decreased 20 basis points from the prior quarter to 3.41% at March 31, 2023, and our net interest margin (FTE)(1) decreased 20 basis points during the same period to 3.50%. Earning asset yields increased by 38 basis points to 4.92% in the first quarter of 2023 compared to the fourth quarter of 2022, primarily due to the impact of increases in market interest rates on loans. Our cost of funds increased by 58 basis points to 1.42% at March 31, 2023 compared to the prior quarter, driven by higher deposit and borrowing costs and funding mix as noted above.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion related to acquisition accounting was $883,000 for the quarter ended March 31, 2023, representing a decrease of $380,000 from the prior quarter. The fourth quarter of 2022, the first quarter of 2023, and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended December 31, 2022	$1,484	$(12)	$(209)	$1,263
For the quarter ended March 31, 2023	1,106	(14)	(209)	883
For the remaining nine months of 2023 (estimated)	2,285	(17)	(642)	1,626
For the years ending (estimated):
2024	2,554	(4)	(877)	1,673
2025	1,983	(1)	(900)	1,082
2026	1,606	—	(926)	680
2027	1,222	—	(953)	269
2028	932	—	(983)	(51)
Thereafter	5,446	—	(7,011)	(1,565)
Total remaining acquisition accounting fair value adjustments at March 31, 2023	$16,028	$(22)	$(12,292)	$3,714

ASSET QUALITY

Overview

At March 31, 2023, nonperforming assets (“NPAs”) as a percentage of loans increased 1 basis point from the prior quarter to 0.20% and included nonaccrual loans of $29.1 million. Accruing past due loans as a percentage of total loans held for investment (“LHFI”) totaled 21 basis points at both March 31, 2023 and December 31, 2022, representing a 1 basis point decrease from March 31, 2022. Net charge-offs were 0.13% of total average loans (annualized) for the first quarter of 2023, an increase of 11 basis points from December 31, 2022, and an increase of 13 basis points from March 31, 2022, primarily due to charge-offs associated with two commercial loans. The allowance for credit losses (“ACL”) totaled $131.7 million at March 31, 2023, a $7.3 million increase from the prior quarter.

Nonperforming Assets

At March 31, 2023, NPAs totaled $29.1 million, an increase of $2.0 million from December 31, 2022. The following table shows a summary of NPA balances at the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Nonaccrual loans	$29,082	$27,038	$26,500	$29,070	$29,032
Foreclosed properties	29	76	2,087	2,065	1,696
Total nonperforming assets	$29,111	$27,114	$28,587	$31,135	$30,728

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Beginning Balance	$27,038	$26,500	$29,070	$29,032	$31,100
Net customer payments	(1,755)	(1,805)	(3,725)	(2,472)	(4,132)
Additions	4,151	2,935	1,302	3,203	2,087
Charge-offs	(39)	(461)	(125)	(311)	(23)
Loans returning to accruing status	(313)	(131)	—	—	—
Transfers to foreclosed property	—	—	(22)	(382)	—
Ending Balance	$29,082	$27,038	$26,500	$29,070	$29,032

Past Due Loans

At March 31, 2023, past due loans still accruing interest totaled $30.9 million or 0.21% of LHFI, compared to $30.0 million or 0.21% of LHFI at December 31, 2022, and $29.6 million or 0.22% of LHFI at March 31, 2022. Of the total past due loans still accruing interest, $7.2 million or 0.05% of LHFI were loans past due 90 days or more at March 31, 2023, compared to $7.5 million or 0.05% of LHFI at December 31, 2022, and $8.2 million or 0.06% of LHFI at March 31, 2022.

Allowance for Credit Losses

At March 31, 2023, the ACL was $131.7 million and included an allowance for loan and lease losses (“ALLL”) of $116.5 million and a reserve for unfunded commitments of $15.2 million. The ACL at March 31, 2023 increased $7.3 million from December 31, 2022 due to increasing uncertainty in the economic outlook and loan growth during the first quarter of 2023.

The ACL as a percentage of LHFI was 0.90% at March 31, 2023, an increase of 4 basis points from December 31, 2022. The ALLL as a percentage of LHFI was 0.80% at March 31, 2023, compared to 0.77% at December 31, 2022.

Net Charge-offs

Net charge-offs were $4.6 million or 0.13% of total average LHFI on an annualized basis for the first quarter of 2023, compared to $810,000 or 0.02% (annualized) for the fourth quarter of 2022, and less than 0.01% of total average LHFI (annualized) for the first quarter of 2022. The majority of net charge-offs in the first quarter of 2023 were related to two commercial loans within the commercial and industrial and commercial real estate portfolios.

Provision for Credit Losses

For the first quarter of 2023, the Company recorded a provision for credit losses of $11.9 million, compared to a provision for credit losses of $6.3 million in the prior quarter, and a provision for credit losses of $2.8 million in the first quarter of 2022. The provision for credit losses for the first quarter of 2023 reflected a provision of $10.4 million for loan losses and a $1.5 million provision for unfunded commitments.

NONINTEREST INCOME

Noninterest income decreased $14.9 million to $9.6 million for the first quarter of 2023 from $24.5 million in the prior quarter, primarily due to $13.4 million of losses incurred on the sale of AFS securities, driven by the Company’s balance sheet repositioning transactions executed during the quarter. In addition, loan-related interest rate swap fees decreased $2.2 million from the prior quarter due to lower transaction volumes. These declines in noninterest income were partially offset by increases in several noninterest income categories including certain service charges, fiduciary and asset management fees, mortgage banking income, and bank owned life insurance income.

NONINTEREST EXPENSE

Noninterest expense for the first quarter of 2023 increased to $108.3 million from $99.8 million in the prior quarter primarily due to a $1.8 million increase in salaries and benefits expense due to seasonal increases in payroll related taxes and 401(k) contribution expenses in the first quarter, (which was partially offset by decreases in performance based variable incentive compensation and profit-sharing expenses), a $2.0 million increase in Federal Deposit Insurance Commission (“FDIC”) assessment fees due to the increase in the FDIC assessment rates, effective January 1, 2023, and the impact of prior periods’ FDIC assessment fee refunds reflected in the prior quarter, and other expenses increased $7.0 million, reflecting a $5.0 million legal reserve associated with an ongoing regulatory matter previously disclosed, and a prior quarter gain of $3.2 million related to the sale and leaseback of an office building, partially offset by lower teammate and travel costs. These increases in noninterest expense were partially offset by a $1.3 million decrease in technology and data processing primarily due to the write-down of obsolete software in the prior quarter, and a $1.0 million decrease in professional services related to strategic projects that occurred in the prior quarter.

INCOME TAXES

The effective tax rate for the three months ended March 31, 2023 was 17.0%, compared to 17.5% for the three months ended March 31, 2022. The decrease in the effective tax rate primarily reflects the impact of changes in the proportion of tax-exempt income to pre-tax income.

BALANCE SHEET

At March 31, 2023, total assets were $20.1 billion, a decrease of $357.8 million or approximately 7.1% (annualized)

from December 31, 2022, and an increase of $320.9 million or approximately 1.6% from March 31, 2022. Total assets decreased from the prior quarter primarily due to a decline in the investment securities portfolio of $514.4 million, primarily due to the sale of AFS securities as part of the Company’s balance sheet repositioning executed during the quarter. The decrease in assets from the prior quarter was partially offset by a $135.1 million increase in loans held for investment (net of deferred fees and costs), driven by loan growth. Total assets increased from the prior year due to the increase in total loans held for investment (net of deferred fees and costs) of $1.1 billion, driven by loan growth, partially offset by a decrease in the investment securities portfolio of $831.8 million primarily due to a decline in the market value of the AFS securities portfolio, as well as the sale of AFS securities as part of the Company’s balance sheet restructuring executed during the first quarter of 2023.

At March 31, 2023, loans held for investment (net of deferred fees and costs) totaled $14.6 billion, an increase of $135.1 million or 3.8% (annualized) from $14.4 billion, at December 31, 2022. Average loans held for investment (net of deferred fees and costs) totaled $14.5 billion at March 31, 2023, an increase of $388.2 million or 11.2% (annualized) from the prior quarter. At March 31, 2023, loans held for investment (net of deferred fees and costs) increased $1.1 billion or 8.4% from March 31, 2022, and quarterly average loans increased $1.2 billion or 9.1% from the same period in the prior year.

At March 31, 2023, total investments were $3.2 billion, a decrease of $514.4 million from December 31, 2022, and a decrease of $831.8 million from March 31, 2022. AFS securities totaled $2.3 billion at March 31, 2023, $2.7 billion at December 31, 2022, and $3.2 billion at March 31, 2022. At March 31, 2023, total net unrealized losses on the AFS securities portfolio were $407.9 million, an improvement of $54.7 million from total net unrealized losses on AFS securities of $462.6 at December 31, 2022. Held to maturity (“HTM”) securities are carried at cost and totaled $855.4 million at March 31, 2023, $847.7 million at December 31, 2022, and $756.9 million at March 31, 2022 and have net unrealized losses of $32.3 million at March 31, 2023, an improvement of $13.5 million from net unrealized losses on HTM securities of $45.8 at December 31, 2022.

At March 31, 2023, total deposits were $16.5 billion, an increase of $524.2 million or approximately 13.3% (annualized) from December 31, 2022. Average deposits at March 31, 2023 decreased from the prior quarter by $194.5 million or 4.7% (annualized). Total deposits at March 31, 2023 decreased $28.3 million or 0.2% from March 31, 2022, and quarterly average deposits at March 31, 2023 decreased $97.1 million or 0.6% from the same period in the prior year. Total deposits increased from the prior quarter due to a $829.5 million increase in interest-bearing deposits, which includes approximately $377.9 million in brokered deposits, partially offset by a $305.2 million decrease in demand deposits, as customers moved funds from lower to higher yielding deposit products.

The following table shows the Company’s capital ratios at the quarters ended:

	March 31,	December 31,	March 31,
	2023	2022	2022
Common equity Tier 1 capital ratio (2)	9.91%	9.95%	9.86%
Tier 1 capital ratio (2)	10.89%	10.93%	10.91%
Total capital ratio (2)	13.76%	13.70%	13.79%
Leverage ratio (Tier 1 capital to average assets) (2)	9.38%	9.42%	9.07%
Common equity to total assets	11.31%	10.78%	11.79%
Tangible common equity to tangible assets (1)	6.91%	6.43%	7.21%

At March 31, 2023, the Company’s common equity to total assets ratio and tangible common equity to tangible assets ratio increased compared to the prior quarter primarily due to the decline in unrealized losses on the AFS securities portfolio, driven by lower long-term interest rates. These ratios decreased compared to the prior year primarily due to unrealized losses on the AFS securities portfolio recorded in other comprehensive income due to higher market interest rates.

During the first quarter of 2023, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the fourth quarter of 2022 and the first quarter of 2022. During the first quarter of 2023, the Company also declared and paid cash dividends of $0.30 per common share, consistent with the fourth quarter of 2022 and an increase of $0.02 or approximately 7.1% from the first quarter of 2022.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

(2) All ratios at March 31, 2023 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 109 branches and approximately 125 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

FIRST QUARTER 2023 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Tuesday, April 25, 2023 during which management will review the financial results for the first quarter 2023 and provide an update on recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/uhe7ig3g.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register.vevent.com/register/BIfbfa2d1f08f640fdac388b823867a523. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended March 31, 2023, the Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding our expectations with regard to our business, financial and operating results, including our deposit base, the impact of future economic conditions, estimates with respect to the earn back period related to our recent balance sheet repositioning and the remaining net accretion related to acquisition accounting, and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	inflation and its impacts on economic growth and customer and client behavior;
●	adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;
●	the sufficiency of liquidity;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of our loan or investment portfolios and changes therein;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	our ability to recruit and retain key employees;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by inflation, changing interest rates, or other factors;
●	our liquidity and capital positions;
●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events, and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for the our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;

●	the discontinuation of LIBOR and its impact on the financial markets, and our ability to manage operational, legal, and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	legislative or regulatory changes and requirements;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	the effects of changes in federal, state or local tax laws and regulations;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements, and undue reliance should not be placed on such forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	03/31/23	12/31/22	03/31/22
Results of Operations
Interest and dividend income	$217,546	$202,068	$138,456
Interest expense	64,103	38,220	7,525
Net interest income	153,443	163,848	130,931
Provision for credit losses	11,850	6,257	2,800
Net interest income after provision for credit losses	141,593	157,591	128,131
Noninterest income	9,628	24,500	30,153
Noninterest expenses	108,274	99,790	105,321
Income before income taxes	42,947	82,301	52,963
Income tax expense	7,294	11,777	9,273
Net income	35,653	70,524	43,690
Dividends on preferred stock	2,967	2,967	2,967
Net income available to common shareholders	$32,686	$67,557	$40,723

Interest earned on earning assets (FTE) (1)	$221,334	$206,186	$141,792
Net interest income (FTE) (1)	157,231	167,966	134,267
Total revenue (FTE) (1)	166,859	192,466	164,420
Pre-tax pre-provision adjusted operating earnings (7)	73,197	88,559	61,271

Key Ratios
Earnings per common share, diluted	$0.44	$0.90	$0.54
Return on average assets (ROA)	0.71%	1.39%	0.89%
Return on average equity (ROE)	5.97%	12.05%	6.66%
Return on average tangible common equity (ROTCE) (2) (3)	10.71%	22.92%	11.53%
Efficiency ratio	66.40%	52.98%	65.38%
Efficiency ratio (FTE) (1)	64.89%	51.85%	64.06%
Net interest margin	3.41%	3.61%	2.97%
Net interest margin (FTE) (1)	3.50%	3.70%	3.04%
Yields on earning assets (FTE) (1)	4.92%	4.54%	3.22%
Cost of interest-bearing liabilities	2.02%	1.24%	0.26%
Cost of deposits	1.28%	0.72%	0.11%
Cost of funds	1.42%	0.84%	0.18%

Operating Measures (4)
Adjusted operating earnings	$50,189	$70,525	$48,041
Adjusted operating earnings available to common shareholders	47,222	67,558	45,074
Adjusted operating earnings per common share, diluted	$0.63	$0.90	$0.60
Adjusted operating ROA	1.00%	1.39%	0.98%
Adjusted operating ROE	8.40%	12.05%	7.32%
Adjusted operating ROTCE (2) (3)	15.22%	22.92%	12.69%
Adjusted operating efficiency ratio (FTE) (1)(6)	56.03%	50.61%	58.86%

Per Share Data
Earnings per common share, basic	$0.44	$0.90	$0.54
Earnings per common share, diluted	0.44	0.90	0.54
Cash dividends paid per common share	0.30	0.30	0.28
Market value per share	35.05	35.14	36.69
Book value per common share	30.53	29.68	31.12
Tangible book value per common share (2)	17.78	16.87	18.10
Price to earnings ratio, diluted	19.77	9.79	16.75
Price to book value per common share ratio	1.15	1.18	1.18
Price to tangible book value per common share ratio (2)	1.97	2.08	2.03
Weighted average common shares outstanding, basic	74,832,141	74,712,040	75,544,644
Weighted average common shares outstanding, diluted	74,835,514	74,713,972	75,556,127
Common shares outstanding at end of period	74,989,228	74,712,622	75,335,956

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	03/31/23	12/31/22	03/31/22
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.91%	9.95%	9.86%
Tier 1 capital ratio (5)	10.89%	10.93%	10.91%
Total capital ratio (5)	13.76%	13.70%	13.79%
Leverage ratio (Tier 1 capital to average assets) (5)	9.38%	9.42%	9.07%
Common equity to total assets	11.31%	10.78%	11.79%
Tangible common equity to tangible assets (2)	6.91%	6.43%	7.21%

Financial Condition
Assets	$20,103,370	$20,461,138	$19,782,430
LHFI (net of deferred fees and costs)	14,584,280	14,449,142	13,459,349
Securities	3,195,399	3,709,761	4,027,185
Earning Assets	17,984,057	18,271,430	17,731,089
Goodwill	925,211	925,211	935,560
Amortizable intangibles, net	24,482	26,761	40,273
Deposits	16,455,910	15,931,677	16,484,223
Borrowings	798,910	1,708,700	504,032
Stockholders' equity	2,440,236	2,372,737	2,498,335
Tangible common equity (2)	1,324,186	1,254,408	1,356,145

LHFI, net of deferred fees and costs
Construction and land development	$1,179,872	$1,101,260	$969,059
Commercial real estate - owner occupied	1,956,585	1,982,608	2,007,671
Commercial real estate - non-owner occupied	3,968,085	3,996,130	3,875,681
Multifamily real estate	822,006	802,923	723,940
Commercial & Industrial	3,082,478	2,983,349	2,540,680
Residential 1-4 Family - Commercial	522,760	538,063	569,801
Residential 1-4 Family - Consumer	974,511	940,275	824,163
Residential 1-4 Family - Revolving	589,791	585,184	568,403
Auto	600,658	592,976	499,855
Consumer	145,090	152,545	171,875
Other Commercial	742,444	773,829	708,221
Total LHFI	$14,584,280	$14,449,142	$13,459,349

Deposits
Interest checking accounts	$4,714,366	$4,186,505	$4,121,257
Money market accounts	3,547,514	3,922,533	4,151,152
Savings accounts	1,047,914	1,130,899	1,166,922
Customer time deposits of $250,000 and over	541,447	405,060	365,796
Other customer time deposits	1,648,747	1,396,011	1,309,030
Time deposits	2,190,194	1,801,071	1,674,826
Total interest-bearing customer deposits	11,499,988	11,041,008	11,114,157
Brokered deposits	377,913	7,430	3
Total interest-bearing deposits	$11,877,901	$11,048,438	$11,114,160
Demand deposits	4,578,009	4,883,239	5,370,063
Total deposits	$16,455,910	$15,931,677	$16,484,223

Averages
Assets	$20,384,351	$20,174,152	$19,920,368
LHFI (net of deferred fees and costs)	14,505,611	14,117,433	13,300,789
Loans held for sale	5,876	7,809	14,636
Securities	3,467,561	3,644,196	4,198,582
Earning assets	18,238,088	18,000,596	17,885,018
Deposits	16,417,212	16,611,749	16,514,375
Time deposits	2,291,530	1,764,596	1,766,657
Interest-bearing deposits	11,723,865	11,415,032	11,286,277
Borrowings	1,122,244	816,818	511,722
Interest-bearing liabilities	12,846,109	12,231,850	11,797,999
Stockholders' equity	2,423,600	2,321,208	2,660,984
Tangible common equity (2)	1,306,445	1,201,732	1,517,325

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	03/31/23	12/31/22	03/31/22
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$110,768	$108,009	$99,787
Add: Recoveries	1,167	1,332	1,513
Less: Charge-offs	5,726	2,142	1,509
Add: Provision for loan losses	10,303	3,569	2,800
Ending balance, ALLL	$116,512	$110,768	$102,591

Beginning balance, Reserve for unfunded commitment (RUC)	$13,675	$11,000	$8,000
Add: Provision for unfunded commitments	1,524	2,675	—
Ending balance, RUC	$15,199	$13,675	$8,000
Total ACL	$131,711	$124,443	$110,591

ACL / total LHFI	0.90%	0.86%	0.82%
ALLL / total LHFI	0.80%	0.77%	0.76%
Net charge-offs / total average LHFI	0.13%	0.02%	0.00%
Provision for loan losses/ total average LHFI	0.29%	0.10%	0.09%

Nonperforming Assets
Construction and land development	$363	$307	$869
Commercial real estate - owner occupied	6,174	7,178	4,865
Commercial real estate - non-owner occupied	1,481	1,263	3,287
Commercial & Industrial	4,815	1,884	1,975
Residential 1-4 Family - Commercial	1,907	1,904	2,239
Residential 1-4 Family - Consumer	10,540	10,846	12,039
Residential 1-4 Family - Revolving	3,449	3,453	3,371
Auto	347	200	333
Consumer	6	3	54
Nonaccrual loans	$29,082	$27,038	$29,032
Foreclosed property	29	76	1,696
Total nonperforming assets (NPAs)	$29,111	$27,114	$30,728
Construction and land development	$249	$100	$1
Commercial real estate - owner occupied	2,133	2,167	2,396
Commercial real estate - non-owner occupied	1,032	607	1,735
Commercial & Industrial	633	459	763
Residential 1-4 Family - Commercial	232	275	878
Residential 1-4 Family - Consumer	859	1,955	1,147
Residential 1-4 Family - Revolving	1,766	1,384	1,065
Auto	137	344	192
Consumer	137	108	70
Other Commercial	66	91	—
LHFI ≥ 90 days and still accruing	$7,244	$7,490	$8,247
Total NPAs and LHFI ≥ 90 days	$36,355	$34,604	$38,975
NPAs / total LHFI	0.20%	0.19%	0.23%
NPAs / total assets	0.14%	0.13%	0.16%
ALLL / nonaccrual loans	400.63%	409.68%	353.37%
ALLL/ nonperforming assets	400.23%	408.53%	333.87%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	03/31/23	12/31/22	03/31/22
Past Due Detail
Construction and land development	$815	$1,253	$170
Commercial real estate - owner occupied	2,251	2,305	5,081
Commercial real estate - non-owner occupied	52	1,121	79
Multifamily real estate	—	1,229	124
Commercial & Industrial	981	824	1,382
Residential 1-4 Family - Commercial	1,399	1,231	827
Residential 1-4 Family - Consumer	11,579	5,951	5,890
Residential 1-4 Family - Revolving	1,384	1,843	1,157
Auto	2,026	2,747	1,508
Consumer	295	351	467
Other Commercial	—	—	1,270
LHFI 30-59 days past due	$20,782	$18,855	$17,955
Construction and land development	$—	$45	$—
Commercial real estate - owner occupied	798	635	—
Commercial real estate - non-owner occupied	—	48	223
Commercial & Industrial	61	174	745
Residential 1-4 Family - Commercial	271	—	251
Residential 1-4 Family - Consumer	158	1,690	1,018
Residential 1-4 Family - Revolving	1,069	511	651
Auto	295	450	183
Consumer	176	125	201
Other Commercial	—	—	95
LHFI 60-89 days past due	$2,828	$3,678	$3,367

Past Due and still accruing	$30,854	$30,023	$29,569
Past Due and still accruing / total LHFI	0.21%	0.21%	0.22%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$153,443	$163,848	$130,931
FTE adjustment	3,788	4,118	3,336
Net interest income (FTE) (non-GAAP)	$157,231	$167,966	$134,267
Noninterest income (GAAP)	9,628	24,500	30,153
Total revenue (FTE) (non-GAAP)	$166,859	$192,466	$164,420

Average earning assets	$18,238,088	$18,000,596	$17,885,018
Net interest margin	3.41%	3.61%	2.97%
Net interest margin (FTE)	3.50%	3.70%	3.04%

Tangible Assets (2)
Ending assets (GAAP)	$20,103,370	$20,461,138	$19,782,430
Less: Ending goodwill	925,211	925,211	935,560
Less: Ending amortizable intangibles	24,482	26,761	40,273
Ending tangible assets (non-GAAP)	$19,153,677	$19,509,166	$18,806,597

Tangible Common Equity (2)
Ending equity (GAAP)	$2,440,236	$2,372,737	$2,498,335
Less: Ending goodwill	925,211	925,211	935,560
Less: Ending amortizable intangibles	24,482	26,761	40,273
Less: Perpetual preferred stock	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,324,186	$1,254,408	$1,356,145

Average equity (GAAP)	$2,423,600	$2,321,208	$2,660,984
Less: Average goodwill	925,211	925,211	935,560
Less: Average amortizable intangibles	25,588	27,909	41,743
Less: Average perpetual preferred stock	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,306,445	$1,201,732	$1,517,325

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$32,686	$67,557	$40,723
Plus: Amortization of intangibles, tax effected	1,800	1,881	2,401
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$34,486	$69,438	$43,124

Return on average tangible common equity (ROTCE)	10.71%	22.92%	11.53%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	03/31/23	12/31/22	03/31/22
Operating Measures (4)
Net income (GAAP)	$35,653	$70,524	$43,690
Plus: Legal reserve, net of tax	3,950	—	—
Plus: Strategic branch closing and facility consolidation costs, net of tax	—	—	4,351
Plus: Loss on sale of securities, net of tax	10,586	1	—
Adjusted operating earnings (non-GAAP)	50,189	70,525	48,041
Less: Dividends on preferred stock	2,967	2,967	2,967
Adjusted operating earnings available to common shareholders (non-GAAP)	$47,222	$67,558	$45,074

Noninterest expense (GAAP)	$108,274	$99,790	$105,321
Less: Amortization of intangible assets	2,279	2,381	3,039
Less: Legal reserve	5,000	—	—
Less: Strategic branch closing and facility consolidation costs	—	—	5,508
Adjusted operating noninterest expense (non-GAAP)	$100,995	$97,409	$96,774

Noninterest income (GAAP)	$9,628	$24,500	$30,153
Plus: Loss on sale of securities	13,400	1	—
Adjusted operating noninterest income (non-GAAP)	$23,028	$24,501	$30,153

Net interest income (FTE) (non-GAAP) (1)	$157,231	$167,966	$134,267
Adjusted operating noninterest income (non-GAAP)	23,028	24,501	30,153
Total adjusted revenue (FTE) (non-GAAP) (1)	$180,259	$192,467	$164,420

Efficiency ratio	66.40%	52.98%	65.38%
Efficiency ratio (FTE) (1)	64.89%	51.85%	64.06%
Adjusted operating efficiency ratio (FTE) (1)(6)	56.03%	50.61%	58.86%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$50,189	$70,525	$48,041

Average assets (GAAP)	$20,384,351	$20,174,152	$19,920,368
Return on average assets (ROA) (GAAP)	0.71%	1.39%	0.89%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.00%	1.39%	0.98%

Average equity (GAAP)	$2,423,600	$2,321,208	$2,660,984
Return on average equity (ROE) (GAAP)	5.97%	12.05%	6.66%
Adjusted operating return on average equity (ROE) (non-GAAP)	8.40%	12.05%	7.32%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$47,222	$67,558	$45,074
Plus: Amortization of intangibles, tax effected	1,800	1,881	2,401
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$49,022	$69,439	$47,475

Average tangible common equity (non-GAAP)	$1,306,445	$1,201,732	$1,517,325
Adjusted operating return on average tangible common equity (non-GAAP)	15.22%	22.92%	12.69%

Pre-tax pre-provision adjusted operating earnings (7)
Net income (GAAP)	$35,653	$70,524	$43,690
Plus: Provision for credit losses	11,850	6,257	2,800
Plus: Income tax expense	7,294	11,777	9,273
Plus: Legal reserve	5,000	—	—
Plus: Strategic branch closing and facility consolidation costs	—	—	5,508
Plus: Loss on sale of securities	13,400	1	—
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$73,197	$88,559	$61,271
Less: Dividends on preferred stock	2,967	2,967	2,967
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$70,230	$85,592	$58,304

Weighted average common shares outstanding, diluted	74,835,514	74,713,972	75,556,127
Pre-tax pre-provision earnings per common share, diluted	$0.94	$1.15	$0.77

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	03/31/23	12/31/22	03/31/22
Mortgage Origination Held for Sale Volume
Refinance Volume	$3,452	$2,312	$33,201
Purchase Volume	32,192	29,262	58,295
Total Mortgage loan originations held for sale	$35,644	$31,574	$91,496
% of originations held for sale that are refinances	9.7%	7.3%	36.3%

Wealth
Assets under management	$4,494,268	$4,271,728	$6,519,974

Other Data
End of period full-time employees	1,840	1,877	1,853
Number of full-service branches	109	114	114
Number of automatic transaction machines ("ATMs")	127	131	132

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)
These are non-GAAP financial measures. Adjusted operating measures exclude losses on sale of securities, a legal reserve associated with an ongoing regulatory matter previously disclosed, as well as strategic branch closure initiatives and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives). The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization’s operations.

(5)	All ratios at March 31, 2023 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes the amortization of intangible assets, losses on sale of securities, a legal reserve associated with an ongoing regulatory matter previously disclosed, as well as strategic branch closure initiatives and related facility consolidation costs. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the organization’s operations.
(7)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, losses on sale of securities, a legal reserve associated with an ongoing regulatory matter previously disclosed, as well as strategic branch closure initiatives and related facility consolidation costs. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	March 31,	December 31,	March 31,
	2023	2022	2022
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$187,106	$216,384	$178,225
Interest-bearing deposits in other banks	184,371	102,107	213,140
Federal funds sold	719	1,457	4,938
Total cash and cash equivalents	372,196	319,948	396,303
Securities available for sale, at fair value	2,252,365	2,741,816	3,193,280
Securities held to maturity, at carrying value	855,418	847,732	756,872
Restricted stock, at cost	87,616	120,213	77,033
Loans held for sale, at fair value	14,213	3,936	21,227
Loans held for investment, net of deferred fees and costs	14,584,280	14,449,142	13,459,349
Less: allowance for loan and lease losses	116,512	110,768	102,591
Total loans held for investment, net	14,467,768	14,338,374	13,356,758
Premises and equipment, net	116,466	118,243	130,998
Goodwill	925,211	925,211	935,560
Amortizable intangibles, net	24,482	26,761	40,273
Bank owned life insurance	443,537	440,656	434,012
Other assets	544,098	578,248	440,114
Total assets	$20,103,370	$20,461,138	$19,782,430
LIABILITIES
Noninterest-bearing demand deposits	$4,578,009	$4,883,239	$5,370,063
Interest-bearing deposits	11,877,901	11,048,438	11,114,160
Total deposits	16,455,910	15,931,677	16,484,223
Securities sold under agreements to repurchase	163,760	142,837	115,027
Other short-term borrowings	245,000	1,176,000	—
Long-term borrowings	390,150	389,863	389,005
Other liabilities	408,314	448,024	295,840
Total liabilities	17,663,134	18,088,401	17,284,095
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	99,072	98,873	99,651
Additional paid-in capital	1,773,118	1,772,440	1,786,640
Retained earnings	929,806	919,537	803,354
Accumulated other comprehensive loss	(361,933)	(418,286)	(191,483)
Total stockholders' equity	2,440,236	2,372,737	2,498,335
Total liabilities and stockholders' equity	$20,103,370	$20,461,138	$19,782,430

Common shares outstanding	74,989,228	74,712,622	75,335,956
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Interest and dividend income:
Interest and fees on loans	$189,992	$173,475	$114,200
Interest on deposits in other banks	1,493	1,383	131
Interest and dividends on securities:
Taxable	16,753	16,196	13,666
Nontaxable	9,308	11,014	10,459
Total interest and dividend income	217,546	202,068	138,456
Interest expense:
Interest on deposits	51,834	30,236	4,483
Interest on short-term borrowings	7,563	3,588	21
Interest on long-term borrowings	4,706	4,396	3,021
Total interest expense	64,103	38,220	7,525
Net interest income	153,443	163,848	130,931
Provision for credit losses	11,850	6,257	2,800
Net interest income after provision for credit losses	141,593	157,591	128,131
Noninterest income:
Service charges on deposit accounts	7,902	7,631	7,596
Other service charges, commissions and fees	1,746	1,631	1,655
Interchange fees	2,325	2,571	1,810
Fiduciary and asset management fees	4,262	4,085	7,255
Mortgage banking income	854	379	3,117
Loss on sale of securities	(13,400)	(1)	—
Bank owned life insurance income	2,828	2,649	2,697
Loan-related interest rate swap fees	1,439	3,664	3,860
Other operating income	1,672	1,891	2,163
Total noninterest income	9,628	24,500	30,153
Noninterest expenses:
Salaries and benefits	60,529	58,723	58,298
Occupancy expenses	6,356	6,328	6,883
Furniture and equipment expenses	3,752	3,978	3,597
Technology and data processing	8,142	9,442	7,796
Professional services	3,413	4,456	4,090
Marketing and advertising expense	2,351	2,228	2,163
FDIC assessment premiums and other insurance	3,899	1,896	2,485
Franchise and other taxes	4,498	4,500	4,499
Loan-related expenses	1,552	1,356	1,776
Amortization of intangible assets	2,279	2,381	3,039
Other expenses	11,503	4,502	10,695
Total noninterest expenses	108,274	99,790	105,321
Income before income taxes	42,947	82,301	52,963
Income tax expense	7,294	11,777	9,273
Net income	$35,653	$70,524	$43,690
Dividends on preferred stock	2,967	2,967	2,967
Net income available to common shareholders	$32,686	$67,557	$40,723

Basic earnings per common share	$0.44	$0.90	$0.54
Diluted earnings per common share	$0.44	$0.90	$0.54

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	March 31, 2023			December 31, 2022
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$2,038,215	$16,753	3.33%	$2,016,845	$16,196	3.19%
Tax-exempt	1,429,346	11,782	3.34%	1,627,351	13,942	3.40%
Total securities	3,467,561	28,535	3.34%	3,644,196	30,138	3.28%
Loans, net (3)	14,505,611	191,178	5.35%	14,117,433	174,531	4.90%
Other earning assets	264,916	1,621	2.48%	238,967	1,517	2.52%
Total earning assets	18,238,088	$221,334	4.92%	18,000,596	$206,186	4.54%
Allowance for loan and lease losses	(112,172)			(109,535)
Total non-earning assets	2,258,435			2,283,091
Total assets	$20,384,351			$20,174,152

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$8,344,900	$38,315	1.86%	$8,495,299	$24,712	1.15%
Regular savings	1,087,435	364	0.14%	1,155,137	110	0.04%
Time deposits	2,291,530	13,155	2.33%	1,764,596	5,414	1.22%
Total interest-bearing deposits	11,723,865	51,834	1.79%	11,415,032	30,236	1.05%
Other borrowings	1,122,244	12,269	4.43%	816,818	7,984	3.88%
Total interest-bearing liabilities	$12,846,109	$64,103	2.02%	$12,231,850	$38,220	1.24%

Noninterest-bearing liabilities:
Demand deposits	4,693,347			5,196,717
Other liabilities	421,295			424,377
Total liabilities	17,960,751			17,852,944
Stockholders' equity	2,423,600			2,321,208
Total liabilities and stockholders' equity	$20,384,351			$20,174,152
Net interest income		$157,231			$167,966

Interest rate spread			2.90%			3.30%
Cost of funds			1.42%			0.84%
Net interest margin			3.50%			3.70%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.